UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2026

Piedmont Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector Ste. 450
Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Alex Valente as Executive Vice President and Co-Chief Operating Officer

On February 3, 2026, the Board of Directors of Piedmont Realty Trust, Inc. (the “Registrant”) appointed Alex Valente, 40, to serve as Executive Vice President and Co-Chief Operating Officer effective immediately. Mr. Valente has been with the Registrant for almost 20 years and has been responsible for leasing, asset management, construction, and redevelopment activities for numerous assets throughout the Registrant's portfolio during his tenure, including negotiating leases with some of the Registrant's largest tenants. Since 2019, he has served as Executive Vice-President- Southeast Region. There is no family relationship between Mr. Valente and any of the Registrant’s directors or other executive officers. Mr. Valente is currently a participant in the Registrant's Executive Severance Plan as more fully described on page 52 of the Registrant’s most recent Annual Proxy Statement as filed with the Securities and Exchange Commission on March 21, 2025, which description is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Press Release dated February 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Realty Trust, Inc.
(Registrant)

Dated:	February 3, 2026	By:	/s/ Sherry L. Rexroad
Sherry L. Rexroad
Chief Financial Officer and Executive Vice President